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EXHIBIT 99.1

Westlake Village, California, December 31, 2007

Convergence Ethanol, Inc. (CETH.OB) today announced that the Company filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code (the "CETH Bankruptcy Petition"). The CETH Bankruptcy Petition was filed in the United States Bankruptcy Court in the Southern District of Texas, Case No. 07-38717 on December 21, 2007.

In our 10-QSB/A filed for the Quarter ending June 30, 2007, we notified the public that the Company's working capital was not sufficient to satisfy our immediate working capital requirements and should we be unable to raise the required funds, our ability to finance our continued operations will be materially adversely affected. These conditions raised substantial doubt as to the Company's ability to continue as a going concern.

The Company's last real hope of meeting its working capital requirements was by borrowing additional funds from our existing lender, GCA Strategic Investment Fund Limited ("GCA") but, negotiations with GCA broke down. They elected to not make additional loans to fund our operations. Without GCA's financial assistance and their full cooperation the Company's ability to obtain funding from other independent sources evaporated.

The Board of Directors believes that the Company's only and best option is to liquidate our assets and distribute any realized proceeds to our creditors. We do not believe that our assets have sufficient value upon liquidation to repay our creditors in full. We do not expect any distribution to our shareholders.

Chapter 7 permits a company to liquidate its assets under bankruptcy court supervision. Civil lawsuits pending against the Company should be stayed.

The resignations of Mr. James A. Latty as President, CEO and Chairman of the Board of Directors and Ms. Miriam Wolverton as Senior Corporate Controller were submitted effective as of December 14, 2007 and December 15, 2007, respectively.

The resignations of Mr. Richard W. York, CFO and Mr. Steven Newsom, Director were submitted effective as of December 31, 2007.

It should be noted that the officers and directors of the Corporation worked diligently and did everything they could to try to save it. This included working without pay for a considerable length of time. Mr. Latty and Ms. Wolverton worked without pay since May, 2007; Mr. York since June, 2007; and Mr. Newsom since January, 2007. Unfortunately, in spite of their best efforts, the officers and directors were unable to overcome the many hurdles presented to the Corporation.

The Directors of the Corporation felt it would be of interest to the public to present some of the hurdles that led to its demise. That brief presentation follows:


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1.       It is clear to the Directors and others privy to the circumstances affecting the Corporation that the single largest factor in its demise was the hostile corporate take-over attempts, incompetence of and harassment by former Director and Officer Mr. Daniel K. Moscaritolo. These activities along with those of his associates resulted in huge and continuing legal expenses and fatally damaged the Corporation's fund raising ability as well as diluted its efforts to conduct business. A copy of the complaint filed against Mr. Moscaritolo in Federal Court, as well as other court documents, are attached. In these are described the activities of Mr. Moscaritolo and his associates. Unfortunately, the Corporation has been the target of the ongoing take-over attempt led by this terminated employee and former board member, Mr. Moscaritolo. His actions and the actions of those supporting him, both before his employment was terminated for cause and after his termination, hobbled the Corporation as well as cost it, and thus the Corporation's shareholders, an incredible amount of money. While still employed with the Corporation and before he resigned as a member of the board of directors, Mr. Moscaritolo began to implement a scheme to wrest control of the Corporation from the board and its CEO, Mr. Latty. Apparently, Mr. Moscaritolo's plan was to discredit Mr. Latty in any way he could in the hope that the shareholders would force Mr. Latty out and insert Mr. Moscaritolo and his cronies as the management of the Corporation. As an officer of the Corporation and one of only two board members at the time, Mr. Moscaritolo was in a unique position to carry out his scheme. Some of the specific activities in which Mr. Moscaritolo engaged included:

         a. Mr. Moscaritolo began a systematic campaign of disparagement of both the Corporation's CEO and CFO. He waged this campaign with the Corporation's shareholders, business partners and others both inside and outside the Corporation. In his campaign he improperly revealed internal confidential Corporation documents and other confidential information. His goal was to create a distorted picture of the Corporation and its management. He damaged the Corporation's relationships with business associates and shareholders as well as with potential business participants and investors.

         b. In an apparent attempt to discredit Mr. Latty, Mr.Moscaritolo successfully worked to undermine possible funding deals that were critical to the Corporation. The lack of funding significantly impaired the Corporation's prospects. In addition, on numerous occasions Mr. Moscaritolo stated that he had investors willing to fund the Corporation's projects but he consistently refused to disclose who they were to the Corporation unless Mr. Latty was removed from office.

         c. Mr. Moscaritolo ordered a corporate employee (who reported to him), to secretly provide Mr. Moscaritolo with copies of the CFO's confidential and personal emails without proper consent or authorization from anyone. Mr. Moscaritolo did in fact wrongfully obtain and disseminate confidential information from the CFO's emails. Months later when Mr. Moscaritolo again ordered the same employee to give him, in addition to the CFO's confidential and personal emails but, also the CEO's confidential emails. The employee refused and reported the incident to the CEO.

         d. According to an affidavit filed in Federal Court, a corporate employee stated that Mr. Moscaritolo instructed him to either sabotage or delay a major project in hopes of discrediting Mr. Latty. It should be noted that the project involved the handling of very dangerous chemicals and a malfunction of the project could have caused significant damage and/or injuries. This action of Mr. Moscaritolo's was particularly outrageous.
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         e.       Mr. Moscaritolo improperly revealed an employee's confidential and sensitive medical information. The clear purpose of Mr. Moscaritolo making such disclosures was to maliciously harm the employee who apparently Mr. Moscaritolo saw as loyal to Mr. Latty.

         f. While he was still an officer and director of the Corporation, for some time Mr. Moscaritolo had been stating that he was positioning himself to file a lawsuit against the Corporation. He claimed that a confidential independent internal investigative report (regarding a transaction of a predecessor private company that occurred in 2003, before the Corporation was public) insulated Mr. Moscaritolo from any action against him and would give him a basis to file a whistleblower suit against the Corporation if his employment were terminated. This was a transparent and amateurish attempt by Mr. Moscaritolo to use the threat of a whistleblower action to get what he wanted. Mr. Moscaritolo subsequently did file a whistleblower complaint, costing the Corporation significant amounts of desperately needed capital.

         g. Mr. Moscaritolo has been using his persecution of Mr. Latty regarding the confidential internal investigative report to attack Mr. Latty with allegations about a transaction that occurred before the Corporation of today even existed. Mr. Latty brought in the first significant project, an opportunity to build a blending skid under a fixed price contract. The contract price was determined by Mr. Moscaritolo and approved by the company's then CEO (who was NOT Mr. Latty). Mr. Moscaritolo managed the project which went significantly over budget, causing the company to suffer a significant loss. It is important to note that Mr. Latty was not affiliated with the company during the majority of the time the project was ongoing and particularly not at the time Mr. Moscaritolo was responsible for the cost overruns. Mr. Moscaritolo claimed that Mr. Latty was an owner of the customer and failed to disclose it. Mr. Latty has maintained that he is not an owner of any stock in that company or in any of the Company's other customers. When Mr. Moscaritolo was asked, "If Mr. Latty had owned the customer and had disclosed such ownership, would it would have made any difference in whether the company would have accepted the project or whether it would have changed the fixed price quote Mr. Moscaritolo made, or in the amount of money the company spent to complete the project," Mr. Moscaritolo answered, "It would NOT have changed any of those." He was also asked if there was any economic damage to the company. His answer was "No".
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                  After this accusation was first raised by another former
                  employee, Mr. Latty had asked that an outside party be commissioned to investigate the issue, Mr. Moscaritolo appointed himself to be the Corporation's contact with the investigator. The preliminary investigator's report was inconclusive but negative towards Mr. Latty. However, upon further investigation it appears that Mr. Moscaritolo supplied the investigator select negative pieces of information to bias the report and withheld important positive facts. In summary, Mr. Moscaritolo took a minor allegation concerning a sale in early 2003 that he admits caused no economic damage to the Corporation and attempted to build it up into a capital offense in his attempt to remove Mr. Latty and take over the Corporation. It should also be noted that in his attempt to discredit Mr. Latty and the company Mr. Moscaritolo inappropriately disclosed confidential corporate information to outside parties.

         h. After his employment was terminated for cause, Mr. Moscaritolo continued his attempts to take over the Corporation. On December 13, 2006, Mr. Moscaritolo attempted a physical takeover of the Corporation. He and his accomplices showed up at the Corporation's offices declaring that they had obtained enough proxies to effect a take over. Mr. Moscaritolo even brought a locksmith with him so that he and his associates could physically take over the Corporation's offices. Thanks to the good work of the CFO and the Corporation's attorneys, Mr. Moscaritolo's attempt to physically take over the Corporation was thwarted. As it turned out, Mr. Moscaritolo did not have the required number of proxies and the proxies that were presented were obtained in violation of SEC securities laws.

         i. Once his attempt to storm the offices and take over the Corporation failed, Mr. Moscaritolo continued his take over attempts by filing suit in Nevada with another former employee, Chuck Christiansen, to force the Corporation to hold an annual Shareholders meeting. Under Nevada law, public corporations registered in that state are all required to hold an annual shareholders meeting and the Corporation had not yet held an annual shareholder's meeting. However, in practice, small public Nevada corporations rarely hold annual shareholders meetings because of the very high cost and small benefit of doing so. Nevertheless, the Nevada court ordered the Corporation to hold an annual shareholders meeting which the Corporation complied. The cost of responding to Mr. Moscaritolo's suit in Nevada and the holding of the annual shareholders meeting, including legal fees, was in the range of $100,000. After all of this, neither Mr. Moscaritolo nor Mr. Christensen attended. As a consequence, there was no quorum at the meeting. Mr. Moscaritolo and Mr. Christensen again sued in Nevada to force another meeting, even though they did not show up at the first meeting. These actions caused additional significant costs to the Corporation and were ultimately dismissed by the Nevada Court.

         j. Mr. Moscaritolo unilaterally and without the agreement of the CEO or the Corporation's board entered into several ill-advised and costly contracts, some of which the CEO or CFO were not even aware of at the time they were executed and which have cost the Corporation significant amounts of money.

         k. Mr. Moscaritolo as COO was in charge of the operations of the Corporation's two Texas subsidiaries, Gulfgate Equipment, Inc. and Bott Equipment Company, Inc. until his employment was terminated for cause on November 17, 2006. These subsidiaries had been consistently profitable for over 35 years. Under Mr. Moscaritolo's management the subsidiaries profitability declined drastically. Employee morale plummeted while employee turnover climbed to its highest level in the +45 year history of the companies. This included the loss of a number of key, long-time employees. Under Mr. Moscaritolo's tenure the credit worthiness of the Corporation declined dramatically while long term relationships with critical vendors and key customers deteriorated to levels from which the Company could not recover.

2. The second major hurdle that led to the bankruptcy filings was the decision by the Corporation's major lender to foreclose on its loan to the Corporation that was secured by the assets in Texas. Note that there were no scheduled payments overdue. However, the loan agreement stated that unless the Corporation had registered its stock underlying the convertible debt within an unrealistically short time period that penalties would be imposed. The lender foreclosed because those penalties could not be paid. This action effectively eliminated the Corporation's ability to attract funding to meet its short-term working capital requirements.

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3.       A third major hurdle was created by the Corporation's factoring lender.
         In an attempt to improve the cash flow at the Corporation's Texas companies an agreement was entered into with a factoring lender. Unfortunately, the factoring lender breached the agreement, in the opinion of the Corporation, and began withholding payments to the Corporation and collecting payments to which it was not entitled. This effectively cut off what little income the Corporation could have received and the factoring lender's claims (wrongful claims in the opinion of the Corporation) made it practically impossible to raise any capital to address the financial needs of the Corporation.

4. An additional hurdle that the Corporation was unable to overcome was the combined effects of the mid 2007 credit market melt-down, particularly sub-prime loans, along with the Corporation's otherwise distressed situation which thwarted the Corporation's recent efforts to raise debt or equity financing to continue operations. In addition, recently the broader U.S. equities market has become disillusioned with corn-based ethanol, and although the Corporation has focused on developing a non-corn based ethanol project in Canada, the net impact of these market factors created a shortage of equity investors willing to fund ethanol projects.

5. One of the ill-advised secret contracts that Mr. Moscaritolo unilaterally entered into was a retainer agreement with Mr. Louis Fillion, an attorney in Canada, who was ostensibly retained to represent the Corporation's interest in Canada related to the HEO project (the construction of a biomass to ethanol plant). The president of the Corporation's minority partner in the project is Mr. Claude Villnueve. Relations between the Corporation and Mr. Villnueve have been strained for some time, resulting in an almost total lack of cooperation from the minority partner (the Directors believe that this was in large part a result of the activities of Mr. Moscaritolo). As a result of the contract that Mr. Moscaritolo entered into with Mr. Fillion, Mr. Fillion claimed the Corporation owed him approximately $34,000.00. In May 2007, Mr. Fillion placed a lien on the property that was to be the site of the ethanol plant. However, Mr. Fillion failed to contact anyone at the Corporation to give notice of the lien and only gave notice to Mr. Villnueve. Mr. Villnueve failed to inform anyone at the Corporation. The first notice received by the Corporation was a letter that was received on approximately November 13, 2007 stating that the HEO property was going to be sold to satisfy the lien. Because of the lack of funds in the Corporation there was no way for the Corporation to pay the amount claimed under the lien on such short notice. Therefore, the property was scheduled to be sold in Hearst, Ontario on December 25, 2007. This was the final nail in the financial coffin of the Corporation.

SUMMARY
As a result of the combination of the hostile take-over strangulation orchestrated by Mr. Moscaritolo, his mismanagement of the Texas subsidiaries, thwarted debt financing efforts, activities of the lender and the factoring company, and those of Mr. Fillion as well as the lack of equity investment, the Corporation has been forced to file Chapter 7 bankruptcy in the U.S Bankruptcy Court, Southern District of Texas.


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SAFE HARBOR DISCLOSURE
Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "to," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Investors are cautioned that all forward-looking statements involve risk and uncertainties. Stockholders are subject to the risks and uncertainties described in Convergence Ethanol's filings with the U.S. Securities and Exchange Commission, including Convergence Ethanol's third quarter report on Form 10-QSB/A for the quarter ended June 30, 2007. In addition, stockholders and others are directed to www.sec.gov for a complete list of filed documents.

CONTACT:
If you would like to view the bankruptcy petition and other documents filed by Convergence Ethanol, Inc. and others, they are available at the Internet home page http://www.txs.uscourts.gov/

Or at:

The Clerk's Office,
United States Bankruptcy Court,
PO Box 61288,
Houston, TX 77208.